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                                                                   Exhibit 11(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in The Munder Accelerating Growth Fund Class A, Class B and Class C Shares; The Munder Accelerating Growth Fund Class Y Shares; The Munder Accelerating Growth Fund Class K Shares; The Munder Equity Funds Class A, Class B and Class C Shares; The Munder Income Funds Class A, Class B and Class C Shares; The Munder Money Market Funds Class A, Class B and Class C Shares; The Munder Funds Class Y Shares; The Munder Funds Class K Shares, The Munder Index 500 Fund Class A, Class B and Class C Shares; and The Munder Index 500 Fund Class Y Shares Prospectuses and "Independent Auditors" and "Financial Statements" in The Munder Funds Statement of Additional Information in Post-Effective Amendment No. 27 to the Registration Statement (Form N-1A, No. 33-30913) of The Munder Funds Trust.

We also consent to the incorporation by reference into The Munder Funds Statement of Additional Information of our reports dated August 14, 1998 with respect to the financial statements and financial highlights of the Munder Accelerating Growth Fund, Munder Balanced Fund, Munder Growth & Income Fund, Munder Index 500 Fund, Munder International Equity Fund, Munder Small Company Growth Fund, Munder Bond Fund, Munder Intermediate Bond Fund, Munder U.S. Government Income Fund, Munder Michigan Triple Tax-Free Bond Fund, Munder Tax-Free Bond Fund, Munder Tax-Free Intermediate Bond Fund, Munder Cash Investment Fund, Munder Tax-Free Money Market Fund and Munder U.S. Treasury Money Market Fund portfolios of The Munder Funds Trust, included in the Annual Reports of The Munder Funds.



                                                               ERNST & YOUNG LLP


October 27, 1998
Boston, Massachusetts